UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2015

BROOKS AUTOMATION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-25434	04-3040660
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Elizabeth Drive, Chelmsford, MA	01824
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (978) 262-2400

N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On November 4, 2015, the Board of Directors (the “Board”) of Brooks Automation, Inc. (the “Company”) approved cash bonus payments to the named executive officers shown below for the fiscal year ended September 30, 2015 in the amounts shown opposite his name. The cash bonus payments were determined by the Human Resources and Compensation Committee of the Board of Directors (the “HRC Committee”) and the Board based on the Company’s achievement against corporate financial metrics for its fiscal year ended September 30, 2015 and on the assessment of each executive’s achievement of individual performance objectives, in each case in accordance with the Company’s performance-based variable compensation plan for the fiscal year ended September 30, 2015.

Named Executive Officer	Title	FY15 Cash Bonus
Stephen S. Schwartz	Chief Executive Officer	$531,750
Mark D. Morelli	President and Chief Operating Officer	$425,000
Lindon G. Robertson	Executive Vice President and Chief Financial Officer	$361,250
David C. Gray	Senior Vice President, Chief Strategy and New Business Officer	$178,500

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROOKS AUTOMATION, INC.

/s/ Jason W. Joseph
Date: November 10, 2015	Jason W. Joseph Vice President, General Counsel and Secretary

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